AMENDMENT NO. 1 to
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                                OPTION AGREEMENT
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     THIS AMENDMENT NO. 1 ("Amendment"), dated November 22, 2010, is to that certain OPTION AGREEMENT (the "Original Agreement") entered into as of October 31, 2010, by and between Current Energy Partners Corporation, a Delaware corporation ("Grantor" or "CEP"), and High Plains Gas, LLC, a Wyoming limited liability company ("Grantee" or "HPG").
NOW, THEREFORE, the parties agree as follows:

     (a) CONFLICT. In the event there is a conflict between the terms of the Original Agreement with this Amendment, the terms of this Amendment shall control any interpretation. Unless this Amendment expressly amends or supplements the language of the Original Agreement, the Original Agreement shall remain in full force and effect. Unless otherwise defined in this Amendment, terms defined in the Original Agreement shall be similarly defined herein.

     (b) AMENDMENT. Section (a) of the Original Agreement is hereby amended to read as follows:

     "Grantor hereby grants to Grantee, for $100, the covenants and promises contained herein, and other good and valuable consideration, the option (the "Option") to purchase Grantor's Interest in M Purchase for the amount of (i) $1,500,000 (the "Cash Consideration") and (ii) 11,250,000 newly issued restricted shares of common stock of HPGI (22,500,000 newly issued shares if the exercise is subsequent to the proposed stock dividend referenced below) (the "Shares"), subject to the terms and conditions set forth in this Agreement. The Shares shall be issued and delivered within 10 business days after exercise of the Option hereunder. The Cash Consideration shall be payable to Grantor on the earlier of (i) the closing of a proposed PIPE financing for a minimum consideration of $10,000,000 to Grantee, which is anticipated on or before December 31, 2010, or (ii) January 31, 2011. Upon exercise of the Option, Grantor shall execute and enter into a Member Interest Purchase Agreement in the form as attached as Exhibit A hereto."

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IN WITNESS WHEREOF, Grantor and Grantee have executed this Amendment to the
Option Agreement as of the date first above written.

GRANTOR:
CURRENT ENERGY PARTNERS CORPORATION

By: /s/ Brandon Hargett
Its: Secretary Director


GRANTEE:
HIGH PLAINS GAS, LLC
By: /s/ Mark D. Hettinger
Its: Managing Member